UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 23, 2005

CASH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	87-0398535
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 1-31955

7350 Dean Martin Drive, Suite 309
Las Vegas, NV 89139
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (702) 987-7169

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of   Listing.

On December 23, 2005, the Board of Directors of Cash Systems, Inc. (the “Company”) approved a resolution authorizing and directing the officers of the Company to withdraw the listing of the Company’s common stock, par value $0.001 per share, from the American Stock Exchange and to list such common stock on The Nasdaq National Market.

On December 28, 2005, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, announcing that, effective with the opening of trading on January 6, 2006, shares of the Company’s common stock will begin trading on The Nasdaq National Market under the symbol “CKNN.”

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION
99.1
Press release of the Company, dated December 28, 2005, announcing the decision of the Board of Directors of the Company to withdraw the listing of the Company’s common stock on the American Stock Exchange and to list such common stock on The Nasdaq National Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cash Systems, Inc.
(Registrant)

Dated: December 29, 2005	By:	/s/ David S. Clifford
	Name:	David S. Clifford
	Title:	Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1
Press release of the Company, dated December 28, 2005, announcing the decision of the Board of Directors of the Company to withdraw the listing of the Company’s common stock on the American Stock Exchange and to list such common stock on the Nasdaq National Market.